EXHIBIT 26(h)(94)

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

ING Financial Advisers, LLC

and

Security Life of Denver Insurance Company

This Amendment is dated as of 1st day of November, 2004 by and between ING Partners, Inc. (the “Fund”), ING Life Insurance and Annuity Company (the “Adviser”), ING Financial Advisers, LLC (the “Distributor”) and Security Life of Denver Insurance Company (the “Company”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement on May 1, 2002 (the “Agreement”) and subsequently amended the Agreement on May 1, 2003;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Schedule A with the Amended Schedule A attached hereto.

2.	By replacing the existing Schedule B with the Amended Schedule B attached hereto.

3.	All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	/s/ Robert S. Naka	By:	/s/ Laurie M. Tillinghast
Name:	Robert S. Naka	Name:	Laurie M. Tillinghast
Title:	Senior Vice President	Title:	Vice President

ING Financial Advisers, LLC		Security Life of Denver Insurance Company
By:	/s/ Teran R. Titus	By:	/s/ Laurie M. Tillinghast
Name:	Teran R. Titus	Name:	Laurie M. Tillinghast
Title:	Vice President, Advisory Services	Title:	Vice President

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AMENDED SCHEDULE A

Separate Account(s):

Security Life Separate Account L1

Security Life Separate Account S-A1 (formerly known as Southland Separate Account A1)

Security Life Separate Account S-L1 (formerly knows as Southland Separate Account L1)

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AMENDED SCHEDULE B

ING Partners, Inc.

Designated Portfolios

ING Aeltus Enhanced Index Portfolio - Initial, Adviser and Service Class
ING Alger Growth Portfolio - Initial, Adviser and Service Class
ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Contrafund® Portfolio** - Initial, Adviser and Service Class
ING Fidelity® VIP Growth Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Value Strategies Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Equity-Income Portfolio - Initial, Adviser and Service Class
ING Fidelity® VIP Mid Cap Portfolio - Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio* - Initial, Adviser and Service Class
ING Goldman Sachs® Core Equity Portfolio* - Initial, Adviser and Service Class
ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class
ING MFS Global Growth Portfolio - Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class
ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Allocation Portfolio - Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

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*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

** Fidelity® and Contrafund® are registered trademarks of FMR Corp.

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